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Exhibit 11.1


                                 DSP GROUP, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (in thousands, except per share data)
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                                                             Three Months                    Nine Months
                                                          Ended  September 30,            Ended September 30,
                                                        --------------------------     --------------------------
                                                           1996           1995            1996            1995
                                                        ----------      ----------     ----------      ----------
Net income                                                   $(263)         $2,490           $578          $6,641
                                                          --------        --------       --------        --------
                                                          --------        --------       --------        --------

PRIMARY:
Computation of weighted average
 common and common equivalent
 shares outstanding:

 Weighted average common shares
 outstanding                                                 9,534           9,422          9,500           9,323
 Common equivalent shares from
 stock options and warrants                                      -             307             67             333
                                                          --------        --------       --------        --------
Shares used in per share computation                         9,534           9,729          9,567           9,656
                                                          --------        --------       --------        --------
                                                          --------        --------       --------        --------
Net income per share                                         $(.03)           $.26           $.06            $.69
                                                          --------        --------       --------        --------
                                                          --------        --------       --------        --------

FULLY DILUTED:
Computation of weighted average
 common and common equivalent
 shares outstanding:

 Weighted average common shares
 outstanding                                                 9,534           9,422          9,500           9,323
 Common equivalent shares from
 stock options and warrants                                      -             307             67             337
                                                          --------        --------       --------        --------
Shares used in per share computation                         9,534           9,729          9,567           9,660
                                                          --------        --------       --------        --------
                                                          --------        --------       --------        --------
Net income per share                                         $(.03)           $.26           $.06            $.69
                                                          --------        --------       --------        --------
                                                          --------        --------       --------        --------
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